UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2013

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2013, The Goldman Sachs Group, Inc. (Company) announced that it had entered into an amendment (Amendment) with Berkshire Hathaway Inc. and certain of its subsidiaries (collectively, Berkshire Hathaway), dated as of March 25, 2013, to amend the terms of the warrant (Warrant) issued on October 1, 2008 to Berkshire Hathaway to purchase 43,478,260 shares of the Company’s common stock at any time and from time to time, in whole or in part, on or prior to October 1, 2013 at an exercise price of $115 per share of common stock. The Amendment provides that the Warrant may be exercised only on October 1, 2013 and will be net share settled such that the Company will issue a number of shares of common stock to Berkshire Hathaway based on the amount by which the average closing price of the Company’s common stock over the 10 trading days preceding October 1, 2013 exceeds the exercise price of $115. The foregoing summary of the Amendment is qualified in its entirety by reference to the Form of Amendment entered into with each of the Berkshire Hathaway entities, which is attached as Exhibit 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

4.1	Form of Amendment to Warrant (originally issued on October 1, 2008), dated as of March 25, 2013, between the Company and each Warrantholder named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: March 26, 2013	By:	/s/ Elizabeth E. Robinson
	Name: Title:	Elizabeth E. Robinson Treasurer